                                                                     EXHIBIT (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated November 5, 2004 in the related Prospectus and Statement of Additional Information of the Van Kampen California Insured Tax Free Income Fund, Van Kampen Insured Tax Free Income Fund, Van Kampen Intermediate Term Municipal Income Fund, Van Kampen Municipal Income Fund, Van Kampen New York Tax Free Income Fund and Van Kampen Strategic Municipal Income Fund, and in the Registration Statement (Form N-1A) of the Van Kampen Tax Free Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-99715) and in this Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4386).

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                              ERNST & YOUNG LLP


Chicago, Illinois
December 23, 2004